Exhibit 99.1

April 15, 2011	Contact: Yvonne Gill 570-724-0247 yvonneg@cnbankpa.com

C&N ANNOUNCES FIRST QUARTER 2011 UNAUDITED FINANCIAL RESULTS

FOR IMMEDIATE RELEASE:

Wellsboro, PA – Citizens & Northern Corporation (C&N) announced its unaudited, consolidated financial results for the first quarter 2011.

First quarter 2011 net income available to common shareholders was $5,541,000, or $0.46 per share – basic and $0.45 per share – diluted.  First quarter 2011 earnings were up from $0.40 per share – basic and diluted in the fourth quarter 2010 and $0.34 per share – basic and diluted in the first quarter 2010.

Some of the more significant fluctuations in the components of earnings are as follows:

•
Pre-tax gains from available-for-sale securities totaled $1,839,000 in the first quarter 2011, up from $64,000 in the fourth quarter 2010 and $58,000 in the first quarter 2010.  In the first quarter 2011, C&N realized gains of $1,510,000 from two pooled trust-preferred securities that had been written off in prior periods.

•
Net interest income was $11,282,000 in the first quarter 2011, up $92,000 from the fourth quarter 2010 and $809,000 over the first quarter 2010.  Net interest income has increased over the past several months, reflecting ongoing reductions in cost of funds.

•
The (credit) for loan losses (a reduction in expense) was ($192,000) in the first quarter 2011, including the effect of reversing an allowance of $150,000 on loans to an individual borrower that were repaid in full.  The provision for loan losses was $719,000 in the fourth quarter 2010 and $207,000 in the first quarter 2010.

•
Noninterest revenue was $2,555,000 in the first quarter 2011, down from $3,480,000 in the fourth quarter 2010 and $3,548,000 in the first quarter 2010.  The reduction in noninterest revenue in the first quarter 2011 resulted from an impairment loss of $948,000 related to an investment in a real estate limited partnership.

•
Noninterest expense totaled $8,263,000 in the first quarter 2011, up from $7,720,000 in the fourth quarter 2010 and $7,997,000 in the first quarter 2010.    Total compensation-related expenses, including salaries and wages, payroll taxes, employee benefits and related costs, were higher in the first quarter 2011 than in the fourth quarter 2010 or first quarter 2010.  The increase in compensation-related expense in the most recent quarter included stock option compensation of $122,000, with none in 2010, as well as higher payroll taxes and estimated 401(k) and ESOP costs related to incentive compensation paid in January 2011 for 2010 performance.  Also, first quarter 2010 expense was reduced $215,000 as a result of total self-funded health insurance costs for 2009 being lower than previously estimated amounts.

•
The provision for income taxes totaled $2,064,000, or 27.1% of pre-tax income in the first quarter 2011, up from  22.4% of pre-tax income in the fourth quarter 2010 and 24.5% of pre-tax income in the first quarter 2010.  The provision for income tax in the fourth quarter 2010 included a benefit (reduction in expense) of $148,000 resulting from a reduction in a valuation reserve.

Other Information:

Changes in other unaudited financial information are as follows:

•	Total assets amounted to $1,316,209,000 at March 31, 2011, as compared to $1,316,588,000 at December 31, 2010 and $1,347,311,000 at March 31, 2010.

•
Net loans outstanding (excluding mortgage loans held for sale) were $710,113,000 at March 31, 2011, down from $721,304,000 at December 31, 2010 and $711,450,000 at March 31, 2010.  Total nonperforming assets as a percentage of assets was 0.88% at March 31, 2011, down from 0.92% as of December 31, 2010 and up from 0.72% at March 31, 2010.

•	Total deposits and repo sweep accounts of $1,026,069,000 at March 31, 2011 were up 0.3% from December 31, 2010 and 4.3% from March 31, 2010.

•
Total shareholders’ equity was $146,053,000 at March 31, 2011, up from $138,944,000 at December 31, 2010 and down from $155,484,000 at March 31, 2010.  The reduction in total equity at March 31, 2011 as compared to March 31, 2010 resulted from repayment of preferred stock in the third quarter 2010.  Tangible common equity as a percentage of tangible assets was 10.26% at March 31, 2011, up from 8.79% a year earlier.

•
Assets under management by C&N’s Trust and Financial Management Group amounted to $635,497,000 at March 31, 2011, up from $608,843,000 at December 31, 2010 and up 6.1% from one year earlier.  Fluctuations in the value of assets under management have resulted mainly from volatility in U.S. and international stock market values.

Citizens & Northern Corporation is the parent company of Citizens & Northern Bank, a local, independent community bank providing complete financial, investment and insurance services through 26 full service offices throughout Tioga, Bradford, Sullivan, Lycoming, Potter, Cameron and McKean counties in Pennsylvania and in Canisteo and South Hornell, NY. C&N can be found on the worldwide web at www.cnbankpa.com. The Company’s stock is listed on NASDAQ Capital Market Securities under the symbol CZNC.

Safe Harbor Statement: Except for historical information contained herein, the matters discussed in this release are forward-looking statements.  Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the following: changes in monetary and fiscal policies of the Federal Reserve Board and the U.S. Government, particularly related to changes in interest rates; changes in general economic conditions; legislative or regulatory changes; downturn in demand for loan, deposit and other financial services in the Corporation’s market area; increased competition from other banks and non-bank providers of financial services; technological changes and increased technology-related costs; changes in management’s assessment of realization of securities and other assets; and changes in accounting principles, or the application of generally accepted accounting principles.  Citizens & Northern disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.